Exhibit 99.1

On Track Innovations Ltd. Reports Fourth Quarter and Full Year 2017 Financial Results

Q4 2017 Year Over Year Revenue Growth of 21% to $6.7 Million

Rosh Pinna, Israel – March 21, 2018 – On Track Innovations Ltd. (OTI) (NASDAQ: OTIV), a global provider of near field communication (NFC) and cashless payment solutions, has provided a business update and announced financial results for the fourth quarter and full year ended December 31, 2017.

2017 Company Highlights:

●	Revenues in 2017 grew by 9% to $22.4 million, compared to $20.6 million in 2016.

●	Recurring revenues accounted for 23% of total revenues in 2017,

●	Gross margin in 2017 increased by 125 basis points to 50.9%, compared to 49.6% in 2016.

●	Net loss totaled $598,000, or $(0.01) per share, compared to a net loss of $860,000 or $(0.02) per share in 2016.

●	Adjusted EBITDA (a non-GAAP financial metric) improved significantly to $240,000, compared to adjusted EBITDA loss of $241,000. 2017 marks OTI’s first year of positive adjusted EBITDA in the Company’s 28-year operating history.

●	Sales of contactless NFC readers to the “smart” ATM market in 2017 increased significantly to 10,000 units, compared to 1,800 units in 2016.

●	OTI’s fueling division grew revenues by 24% to $5.1 million in 2017, compared to $4.1 in 2016.

Management Commentary

“Two years ago, we decided to make a strategic shift from being a product company, to one focused on utilizing software and offering a complete, turnkey solution for customers,” said Shlomi Cohen, Chief Executive Officer of OTI. “Although this process took time, we were confident that this strategy would ultimately increase our value proposition, while generating steady, recurring revenues at higher margins than we’ve previously experienced. Over this two-year period, we increased our revenues by more than 21%, reduced our debt by 11%, cut operating costs by more than 21% and decreased our net losses by 92%.

“In 2017 alone, we grew revenue by 9%, which is particularly impressive given that 24% of sales in 2016, or $4.9 million, did not re-occur in 2017 due to certain customer transitions.

Cohen, continued: “We expect 2018 to be a breakout year for OTI, driven by particular strength in our ’smart’ cashless ATM readers—which grew five-fold in 2017, continued growth in our fueling division—which grew revenues over 24% in 2017, traction with our cryptocurrency efforts, and accelerated penetration in Japan.”

“As a pioneer and leader in the cashless payment solutions arena, we strongly believe that our technology will continue bringing tremendous value to our industry while generating predictable, high-margin, recurring revenues for the Company and great value for our shareholders.”

Full Year 2017 Financial Details

●	Revenue increased to $22.4 million in 2017, compared to $20.6 million in 2016.

●	Gross margin increased to 50.9% of revenue in 2017, compared to 49.6% in 2016.

●	Operating expenses in 2017 totaled $12.7 million, compared to $12.1 million in 2016.

●	Net loss in 2017 totaled $0.6 million, or $(0.01) per share, compared to a net loss of $0.9 million or $(0.02) per share in 2016.

●	Adjusted EBITDA (a non-GAAP financial term as noted below) totaled $240,000 in 2017, compared with adjusted EBITDA loss of $241,000 in 2016.

Q4 2017 Financial Details

●	Total revenue in the fourth quarter increased to $6.7 million, compared to $4.7 million for the prior quarter and $5.6 million in the same year-ago period.

●	Gross margin totaled 48% of revenue in the fourth quarter, compared to 43% in the same year-ago period.

●	Operating expenses totaled $3.5 million in the fourth quarter, compared to $3.4 million in the same year-ago period.

●	Net loss in the fourth quarter totaled $0.7 million, or $(0.02) per share, compared to a net loss of $1.2 million or $(0.03) per share in the same year-ago period.

●	Adjusted EBITDA totaled $63,000 in the fourth quarter, compared with an adjusted EBITDA loss of $ 515,000 in the same year-ago period.

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Conference Call

Management will host an investor conference call at 9:00 a.m. Eastern time on March 21, 2018, to discuss OTI’s fourth quarter and full year 2017 financial results, provide a corporate update, and conclude with a Q&A from participants. To participate, please use the following information:

Date: Wednesday, March 21, 2018

Time: 9:00 a.m. Eastern time

U.S. Dial-in: 1-877-870-4263

International Dial-in: 1-412-317-0790

Webcast: https://www.webcaster4.com/Webcast/Page/1720/24729

Please dial in at least 10 minutes before the start of the call and request to join the “On Track Innovations Q4 2017 Earnings Conference Call” to ensure timely participation.

The conference call will be available for replay by clicking here and via the investor relations section of the company’s website.

Use of Non-GAAP Financial Information

This press release contains certain non-GAAP measures, namely, adjusted EBITDA from continuing operations, or adjusted earnings from continuing operations before interest, income tax, depreciation and amortization. Adjusted EBITDA from continuing operations represents earnings before interest or financing expenses, income tax, depreciation and amortization, and further eliminates the effect of stock based compensation expense, patent litigation and maintenance expenses and other expenses. OTI believes that adjusted EBITDA from continuing operations should be considered in evaluating the Company’s operations since it provides a clearer indication of the Company’s operating results. This measure should be considered in addition to results prepared in accordance with US GAAP, but should not be considered a substitute for the US GAAP results. The non-GAAP measures included in this press release have been reconciled to the US GAAP results in the tables below.

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ON TRACK INNOVATIONS LTD.

RECONCILIATION OF NON-GAAP ADJUSTMENT

The following table reflects selected On Track Innovations Ltd. non-GAAP results reconciled to GAAP results:

(US dollars in thousands)

	Year ended December 31		Three months ended December 31
	2017	2016	2017	2016

Net loss	$(598)	$(860)	$(693)	$(1,209)

Net (income) loss from discontinued operations	(1,085)	(1,509)	280	16
Financial expenses, net	340	396	104	211
Depreciation	1,172	1,172	293	261
Taxes on income	74	82	6	22

Total EBITDA FROM CONTINUING OPERATIONS	$(97)	$(719)	$(10)	$(699)

Patent litigation and maintenance	$31	$48	$7	$11
Other expenses, net	52	191	52	108
Stock based compensation	254	239	14	65
Total adjusted EBITDA FROM CONTINUING OPERATIONS	$240	$(241)	$63	$(515)

About On Track Innovations Ltd

On Track Innovations (OTI) is a global leader in the design, manufacture, and sale of secure cashless payment solutions using contactless NFC technology with an extensive patent and IP portfolio. OTI’s field-proven innovations have been deployed around the world to address cashless payment, automated retail, and petroleum markets. OTI distributes and supports its solutions through a global network of regional offices and alliances. OTI is the proud recipient of the 2017 AI Award for Best Cashless Payment Solutions Provider – Israel. For more information, visit www.otiglobal.com.

Safe Harbor / Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “would,” “should,” “will,” “can” or similar expressions, we are making forward-looking statements. For example, we are using forward-looking statements when we discuss, among others:  our expectations regarding our growth or profitability, traction with our cryptocurrency efforts, and accelerated penetration in Japan and our expectation of bringing tremendous value to our industry while generating predictable, high-margin, recurring revenues for the Company and great value for our shareholders.  Forward-looking statements are made as of the date of this document and are inherently subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements.  Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are stated under the captions “Risk Factors” in our most recent Annual Report (Form 10-K) and other known and unknown uncertainties and risk factors including those detailed from time to time in the Company’s filings with the Securities and Exchange Commission.  Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements. The reader is cautioned not to place undue reliance on forward-looking statements.

Investor Relations Contact:

Greg Falesnik

MZ North America

1-949-385-6449

Greg.Falesnik@mzgroup.us

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ON TRACK INNOVATION LTD.

CONDENSED CONSOLIDATED BALANCE SHEET

(US dollars in thousands)

	December 31
	2017	2016
Assets

Current assets
Cash and cash equivalents	$6,742	$5,952
Short-term investments	3,331	5,585
Trade receivables (net of allowance for doubtful accounts of $568 and $720 as of December 31, 2017 and December 31, 2016, respectively)	5,827	5,620
Other receivables and prepaid expenses	1,563	1,638
Inventories	3,009	3,069

Total current assets	20,472	21,864
Long term restricted deposit for employees benefit	498	453

Severance pay deposits	405	322

Property, plant and equipment, net	5,859	5,788

Intangible assets, net	336	278

Total Assets	$27,570	$28,705

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ON TRACK INNOVATION LTD.

CONDENSED CONSOLIDATED BALANCE SHEET

(US dollars in thousands except share data)

	December 31
	2017	2016
Liabilities and Equity

Current Liabilities
Short-term bank credit and current maturities of long-term bank loans	$4,181	$4,369
Trade payables	6,264	6,957
Other current liabilities	2,421	2,822
Total current liabilities	12,866	14,148

Long-Term Liabilities
Long-term loans, net of current maturities	814	1,215
Accrued severance pay	939	811
Deferred tax liability	500	373
Total long-term liabilities	2,253	2,399

Total Liabilities	15,119	16,547

Commitments and Contingencies

Equity
Shareholders’ Equity
Ordinary shares of NIS 0.1 par value: Authorized – 50,000,000 shares as of December 31, 2017 and 2016; issued: 42,353,077 and 42,243,075 shares as of December 31, 2017 and 2016, respectively; outstanding: 41,174,378 and 41,064,376 shares as of December 31, 2017 and 2016, respectively	1,064	1,061
Additional paid-in capital	224,758	224,415
Treasury shares at cost - 1,178,699 shares as of December 31,
2017 and 2016	(2,000)	(2,000)
Accumulated other comprehensive loss	(691)	(1,236)
Accumulated deficit	(210,680)	(210,082)

Total Equity	12,451	12,158

Total Liabilities and Equity	$27,570	$28,705

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ON TRACK INNOVATIONS LTD.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(US dollars in thousands except share data)

	Year ended December 31		Three months ended December 31
	2017	2016	2017	2016

Revenues
Sales	$17,299	$14,721	$5,428		$4,312
Licensing and transaction fees	5,083	5,843	1,318		1,274
Total revenues	22,382	20,564	6,746		5,586

Cost of revenues
Cost of sales	10,996	10,111	3,528		3,194
Cost of licensing and transaction fees	-	250	-		-
Total cost of revenues	10,996	10,361	3,528		3,194

Gross profit	11,386	10,203	3,218		2,392
Operating expenses
Research and development	3,305	2,810	891		738
Selling and marketing	5,633	5,546	1,487		1,572
General and administrative	3,633	3,499	1,084		923
Patent litigation and maintenance	31	48	7		11
Other expenses (income), net	52	191	52		108

Total operating expenses	12,654	12,094	3,521		3,352

Operating loss from continuing operations	(1,268)	(1,891)	(303)		(960)
Financial expense, net	(341)	(396)	(104)		(211)

Loss from continuing operations before taxes on income	(1,609)	(2,287)	(407)		(1,171)
Taxes on income	(74)	(82)	(6)		(22)

Net loss from continuing operations	(1,683)	(2,369)	(413)		(1,193)
Total income (loss) from discontinued operations	1,085	1,509	(280)		(16)
Net loss	(598)	(860)	(693)		(1,209)

Net loss (income) attributable to no controlling interest	-	32	-		-
Net loss attributable to shareholders	$(598)	$(828)	$(693)		$(1,209)

Basic and diluted net income (loss) attributable to shareholders per ordinary share
From continuing operations	$(0.04)	$(0.06)	$(0.01)		$(0.03)
From discontinued operations	$0.03	$0.04	$(0.01)	$	*
	$(0.01)	$(0.02)	$(0.02)		$(0.03)
Weighted average number of ordinary shares used in computing basic and diluted net profit (loss) per ordinary share	41,109,875	40,914,558	41,140,356		40,972,006

* Less than $0.01 per ordinary share.

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ON TRACK INNOVATION LTD.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW

(US dollars in thousands)

	Year ended December 31
	2017	2016	2015
Cash flows from continuing operating activities
Net loss from continuing operations	$(1,683)	$(2,369)	$(7,492)
Adjustments required to reconcile net loss to
net cash used in continuing operating activities:
Stock-based compensation related to options and shares issued to employees and others	254	239	463
Loss (gain) on sale of property and equipment	52	83	(4)
Accrued interest and linkage differences, net	(6)	56	27
Depreciation	1,172	1,172	1,224
Deferred tax, net	47	82	122

Changes in operating assets and liabilities:
Accrued severance pay, net	45	(183)	(109)
(Increase) decrease in trade receivables, net	(225)	(3,493)	2,020
(Increase) decrease in other receivables and prepaid expenses	(110)	290	394
Decrease (increase) in inventories	112	(112)	370
(Decrease) increase in trade payables	(1,428)	1,793	(1,298)
(Decrease) increase in other current liabilities	(518)	300	325
Net cash used in continuing operating activities	(2,288)	(2,142)	(3,958)

Cash flows from continuing investing activities

Purchase of property and equipment	(293)	(311)	(1,515)
Proceeds from sale of property, plant and equipment	17	1,779	38
Change in short-term investments, net	2,264	(116)	5,598
Investment in capitalized product costs	(239)	(188)	(200)
Investment in restricted deposit for employee benefits	-	(44)	(281)
Proceeds from restricted deposit for employee benefits	44	142	144
Net cash provided by continuing investing activities	1,793	1,262	3,784

Cash flows from continuing financing activities
(Decrease) increase in short-term bank credit, net	(335)	1,018	(422)
Proceeds from long-term bank loans	-	27	1,480
Repayment of long-term bank loans	(632)	(1,581)	(747)
Proceeds from exercise of options and warrants	92	177	*

Net cash (used in) provided by continuing financing activities	(875)	(359)	311

Cash flows from discontinued operations
Net cash provided by (used in) discontinued operating activities	1,473	(283)	(581)
Net cash provided by discontinued investing activities	-	2,292	795
Total net cash provided by discontinued operations	1,473	2,009	214

Effect of exchange rate changes on cash and cash equivalents	687	(268)	(252)

Increase in cash and cash equivalents	790	502	99
Cash and cash equivalents at the beginning of the year	5,952	5,450	5,351

Cash and cash equivalents at the end of the year	$6,742	$5,952	$5,450

* Less than $1.

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